Exhibit 10.5

NORDSTROM, INC.

_______________________________________________

NORDSTROM RETIREE HEALTH PLAN
(Plan No. 503)

Providing

Group Health Plan Benefits

_______________________________________________

August 21, 2024 Restatement

NORDSTROM RETIREE HEALTH PLAN
(August 21, 2024 Restatement)

TABLE OF CONTENTS

Article                                                  Page
I    LEGAL STATUS; PLAN STRUCTURE    1
II    GENERAL DEFINITIONS    2
III    PARTICIPATION AND BENEFITS    4
IV    PLAN FUNDING    7

V    PLAN ADMINISTRATION    8
VI    HIPAA PRIVACY AND SECURITY    15
VII    PLAN AMENDMENT AND TERMINATION    18
VIII    MISCELLANEOUS    19

ADDENDUM: PLAN BENEFIT SCHEDULE

NORDSTROM RETIREE HEALTH PLAN

(August 21, 2024 Restatement)

Effective August 21, 2024, Nordstrom, Inc. (the “Company”) hereby amends and restates the Nordstrom Retiree Health Plan (the “Plan”), under which the Plan’s various existing group health benefits, plans and programs are formally consolidated.

ARTICLE I
LEGAL STATUS; PLAN STRUCTURE
1.1LEGAL STATUS. The Plan provides various group health benefits (the “Plan Benefits”) to Eligible Retirees (as defined in Article II) and their eligible dependents and therefore is an employee welfare benefit plan under ERISA (as defined in Article II).
1.2EFFECTIVE DATE. The initial effective date of the Plan is March 1, 2009. The effective date of this Plan restatement is August 21, 2024 except as otherwise specified.
1.3PLAN STRUCTURE. The Plan is governed by the plan document, which consists of this document (including the Addendum) and the terms of the Governing Instruments (as defined in Article II), which are incorporated by reference into this document. Each of the Governing Instruments is listed in the Addendum. In the event of a conflict between this document and any Governing Instrument, the Plan Administrator (as defined in Article II) shall have full discretion to resolve any conflict, shall resolve the conflict and its determination shall be conclusive and binding on all interested parties.
1.4RELATION TO OTHER COVERAGE. Coverage under the Plan is offered to certain eligible former Employees in addition to the COBRA continuation coverage otherwise offered under the Nordstrom, Inc. Welfare Benefit Plan (the “Active Employee Plan”). With regard to any former Employee who elects coverage under the Plan either instead of COBRA continuation coverage or prior to the end of the maximum COBRA continuation period, the Plan is considered “alternative coverage”, as described in Treasury Regulation Section 54.4980B-7.

ARTICLE II
GENERAL DEFINITIONS
2.1Affiliated Employer: An employer which is related to the Company under Section 414(b) or (c) of the Code.
2.2Code: Internal Revenue Code of 1986, as amended, and applicable regulations or guidance issued and in effect thereunder. Any reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.
2.3Company: Nordstrom, Inc. or its successor entity.
2.4COBRA: Consolidated Omnibus Budget Reconciliation Act of 1985 and applicable regulations issued and in effect thereunder. Any reference to a section of COBRA shall include such section and any comparable section or sections in any future legislation that amends, supplements or supersedes such section.
2.5Covered Person: A Participant or any eligible dependent who is enrolled in and/or participates in a Plan Benefit.
2.6CPCC: The Compensation, People and Culture Committee of the Board of Directors of Nordstrom, Inc. or its successor committee.
2.7Eligible Retiree: A former Employee who meets the eligibility requirements for a Plan Benefit, as described in the applicable Governing Instrument or otherwise determined by the Plan Sponsor or Participating Employer.
2.8Employee. A common law employee of an Employer who is classified as an employee by the Employer in books and records of such Employer. Notwithstanding the foregoing, the term “Employee” shall not include the following:
(a)Any individual with respect to whom an Employer does not withhold income or employment taxes and file a Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging such individual’s status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by an Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of an Employer, unless and until the Employer extends coverage to such individual.
(b)Any individual considered to be a leased employee under Section 414(n) of the Code.
(c)Any individual classified by the Plan Sponsor as an employee of any entity that is not an Affiliated Employer.
(d)Any individual who is not paid through a Participating Employer’s payroll system and does not receive a W-2 from the Participating Employer.
2.9Employer: A Participating Employer or a current or former Affiliated Employer that at one time employed individuals who, by virtue of their employment by such Affiliated Employer, are or may become eligible for benefits under this Plan provided all eligibility requirements are satisfied.
2.10ERISA: Employee Retirement Income Security Act of 1974, as amended, and applicable regulations or guidance issued and in effect thereunder. Any reference to a section of ERISA shall include such section and any comparable section or sections in any future legislation that amends, supplements or supersedes such section.

2.11Governing Instrument: Any currently applicable insurance contract, provider contract, service contract, description, summary or schedule of benefits listed in the Addendum, as any such document is modified from time to time.
2.12HIPAA: The Health Insurance Portability and Accountability Act of 1996 and applicable regulations issued and in effect thereunder. Any reference to a section of HIPAA shall include such section and any comparable section or sections in any future legislation that amends, supplements or supersedes such section.
2.13Participant: An Eligible Retiree who participates in a Plan Benefit.
2.14Participating Employer: The (i) Company and (ii) each Affiliated Employer, if any, that adopts the Plan or any Plan Benefit with the consent of the CPCC or is otherwise designated for participation in the Plan or any particular Plan Benefit by the CPCC (in each case, acting in a settlor capacity). A Participating Employer shall not include its subsidiary corporation or similar subordinate legal entity, unless otherwise qualifying as a Participating Employer. The Participating Employer(s) are listed in the Addendum hereto with respect to particular Plan Benefits provided its Eligible Retirees.
2.15Plan: Nordstrom Retiree Health Plan, as amended and restated August 21, 2024, and any amendments hereto.
2.16Plan Administrator: The CPCC.
2.17Plan Benefit: Any benefit described in the Addendum to this document.
2.18Plan Sponsor: The Company.

ARTICLE III
PARTICIPATION AND BENEFITS
3.1PARTICIPATION. An Eligible Retiree becomes a Participant in the Plan when such retiree enrolls (or is enrolled) in one or more of the Plan Benefits. The requirements for eligibility and participation for each Plan Benefit are set out in the applicable Governing Instruments.
3.2BENEFITS. The Plan shall provide benefits to Participants and their dependents in accordance with the terms, conditions, restrictions and limitations provided in the Governing Instruments.
3.3LOSS OF COVERAGE OR BENEFITS.
(a)General. A Participant shall continue to be a Participant until the earliest of the following circumstances: (i) the Participant’s coverage under all of the Plan Benefits terminates in accordance with the terms of the applicable Governing Instruments, (ii) the Participant ceases to be an Eligible Retiree, or (iii) the Plan Administrator terminates the Participant’s participation under this Section. Covered Persons other than those who are Participants shall cease participation upon the earliest of the following circumstances: (i) such individual’s coverage under all of the Plan Benefits terminates in accordance with the terms of the applicable Governing Instruments or (ii) the Plan Administrator terminates such individual’s participation under this Section. Except as required by applicable law, including COBRA, if a Participant’s coverage under a Plan Benefit is terminated, such Participant’s enrolled dependent’s coverage shall terminate. Any exceptions or limitations that could result in a loss of eligibility or denial of benefits are described in the Governing Instruments and incorporated by reference into the Plan.
(b)Requirement to Provide Information or Documentation. As a condition of receiving future benefits under the Plan, Eligible Retirees and Covered Persons must promptly provide Plan-related information or documentation to the Plan Administrator upon request. If an Eligible Retiree or Covered Person does not provide the requested information or documentation within the reasonable time frame identified by the Plan Administrator, the Plan Administrator may, in its sole discretion, terminate such individual’s participation in the Plan or deny initial participation to such individual, as applicable. For purposes of this paragraph, "Plan-related information or documentation" means information or documentation that is necessary for Plan administration purposes, as determined by Plan Administrator, and shall include, but not be limited to, social security numbers, birth certificates and information about other plans available to enrollees.
(c)Termination for Cause. Notwithstanding anything in the Plan or a Governing Instrument to the contrary, the Plan Administrator may, in its sole discretion, deny coverage to an otherwise eligible individual or terminate a Covered Person’s coverage in whole or in part if the Plan Administrator determines that an otherwise eligible individual or Covered Person has committed fraud, intentionally provided false information or made a material omission when submitting enrollment or eligibility information, filing claims or appeals, responding to information requests or in any other circumstance relating to the Plan. If the Plan Administrator determines an event described in this subsection (c) has occurred, the Plan Administrator shall, in its sole discretion, determine the individual(s) whose coverage will be denied or terminated. Any such termination may be effective retroactively, in the discretion of the Plan Administrator, to the extent permitted under applicable law.

(d)Withdrawal of Participating Employer. The CPCC shall determine, in its discretion, when and if an employer shall cease to be a Participating Employer with respect to the Plan or any Plan Benefit and what the impact of such withdrawal shall be on the continuing eligibility of any Participant associated with such Participating Employer. The merger, consolidation, or liquidation of any Participating Employer with or into any other Participating Employer shall not cause Participants formerly employed by the Participating Employer to cease to be Eligible Retirees.
3.4GROUP HEALTH PLAN REQUIREMENTS. Except as provided in this Section, the Plan hereby incorporates by reference the provisions in the Governing Instruments regarding the Plan's compliance with group health plan mandates contained in the following laws, as may be amended, and any regulations or other guidance issued and in effect thereunder: (i) Parts 6 and 7 of Subtitle B of Title I of ERISA, (ii) the Uniformed Services Employment and Reemployment Rights Act of 1994, (iii) the Family and Medical Leave Act of 1993, and such other applicable statutes as are not preempted by ERISA. In the event one or more of the Governing Instruments inadvertently omit or contain inaccurate provisions regarding compliance with these group health plan mandates, the Plan shall nevertheless be administered to comply with these group health plan mandates.
3.5NO ASSIGNMENT OF BENEFITS. Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge of any kind, and any attempt to effect the same shall be void. Notwithstanding the foregoing, a Covered Person may direct, in writing, that benefits payable to such person be paid instead to a person or entity providing services or supplies covered under the Plan, or to a person or entity that has provided or paid for, or agreed to provide or pay for, any benefits payable under the Plan. The Plan may, but is not required to, honor such a directive and reserves the right to make payment directly to the Covered Person. No payment by the Plan pursuant to such a directive shall be considered as recognition by the Plan of a duty or obligation to pay such third-party person or entity.
3.6DEATH OF A COVERED PERSON. In the event of the death of a Covered Person occurring prior to such time as all benefit payments due hereunder have been made, the Plan Administrator may, in its sole discretion and option, honor purported benefit assignments, if any, made prior to the death of the Covered Person. Any payment directed to be made by the Plan Administrator in accordance with the provisions of this section shall fully discharge the Plan to the extent of such payments.
3.7MISSTATEMENT OF AGE. If the age of an otherwise eligible individual or Covered Person has been misstated and age is a factor in determining eligibility or amount of coverage, the coverages or amounts of benefits, or both, for which the individual is eligible shall be adjusted in accordance with the individual’s true age.
3.8REIMBURSEMENTS. Whenever any benefit payments which should have been made under this Plan have been made by another party, the Plan Administrator shall be authorized to pay such benefits to the other party. Amounts so paid will be deemed to be benefit payments under the Plan, and the Plan shall be fully discharged from liability for such payments to the full extent thereof.
3.9RIGHT OF RECOVERY. Whenever any benefit payments have been made by the Plan in excess of the maximum amount required under the Plan, the Plan shall have the right to recover all such excess amounts from any persons, insurance companies or other payees, and the Covered Person shall make a good faith attempt to assist the Plan Administrator in such recovery.

3.10PHYSICAL EXAMINATIONS. The Plan shall have the right (at its own expense) to require a Covered Person seeking benefits under the Plan to undergo a physical examination, when and as often as may be reasonable.

ARTICLE IV
PLAN FUNDING
4.1FUNDING METHOD.
(a)Permitted Trust. The Plan Sponsor may fund all or a portion of the Plan through a trust, which may be a trust exempt from taxation under Section 501(c)(9) of the Code, and for this purpose may enter into a trust agreement with a trustee selected by it. Any such trust shall be listed in the Addendum.
(b)Unfunded Plan. Unless the Addendum provides for funding through a trust, the Plan shall be an unfunded plan, which means that the Plan Sponsor, any Participating Employer and the Plan Administrator shall not hold funds, in a trust or otherwise, other than as part of their general assets, for the purpose of funding benefits under the Plan. Benefits shall be paid either from (i) the general assets of the Plan Sponsor or Participating Employers or (ii) pursuant to one or more contracts of insurance.
(c)Insured Benefit. With regard to any Plan Benefit that is insured with an insurance company or health maintenance organization (HMO), benefits shall be paid solely by such insurance company or HMO pursuant to the terms of the applicable contract. Therefore, neither the Plan Sponsor nor any Participating Employer shall be responsible for paying such benefits, even if the applicable contract expires or lapses for any reason.
4.2CONTRIBUTION REQUIREMENTS. Notwithstanding anything in the Governing Instruments to the contrary, the Plan Sponsor or its delegate may establish a premium contribution requirement for participation in a Plan Benefit and may adjust such requirement at any time. Contributions need not be held in trust except as required under applicable law or as elected by the Plan Sponsor.
4.3RECEIPT OF FUNDS. In the event the Plan, Plan Sponsor, Plan Administrator or any Participating Employer receives funds (whether in the form of a rebate, credit, demutualization award, medical loss ratio rebate or otherwise) from an insurer, administrator or other source, the Plan Administrator shall determine the extent to which such funds constitute Plan assets under ERISA. To the extent the funds constitute Plan assets, the Plan Administrator shall, in its sole discretion and in accordance with applicable law, determine how to appropriately apply such Plan assets for the benefit of Participants and beneficiaries. Such allocation may include, but not be limited to, a cash distribution, a premium holiday or discount, or an increase in benefits under the Plan. To the extent the funds do not constitute Plan assets, the funds shall not be subject to the Plan and may be retained by the recipient.

ARTICLE V
PLAN ADMINISTRATION
5.1AUTHORITY, RESPONSIBILITIES.
(a)Administrator and Named Fiduciary. The Plan Administrator shall be the "administrator" and "named fiduciary" of the Plan, as those terms are defined in ERISA. As such, the Plan Administrator shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. In addition, the Plan Administrator shall take all actions necessary to fulfill its responsibilities under ERISA.
(b)Discretionary Authority. In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan (including the provisions of the incorporated Governing Instruments), making factual determinations, and resolving disputes, the Plan Administrator (or any person, committee, or entity to whom authority has been delegated in accordance with Section 5.1(d)) shall have absolute discretionary authority. The Plan Administrator's authority shall include but not be limited to (i) the determination of eligibility of any individual under the Plan, (ii) the determination of entitlement to, amount, form and manner of payment of benefits under the Plan, (iii) the resolution of issues arising under the Plan, including construction of disputed or doubtful terms of the Plan or of any rule, regulation, form or procedure, (iv) to ensure that all records necessary for proper operation of the Plan are kept and to require any person claiming eligibility for any benefit under the Plan to submit evidence of such eligibility in a form and manner deemed appropriate by the Plan Administrator, and (v) all aspects regarding the administration and operation of the Plan, including any claim under the Plan.
(c)Employment of Agents. The Plan Administrator may retain and dismiss the services of any insurers, contract administrators, legal counsel, accountants, consultants and other agents or service providers as it may deem necessary or advisable to assist the Plan Administrator in carrying out its duties hereunder.
(d)Delegation of Duties and Powers. The Plan Administrator may:
(1)allocate any of its powers, authority, or responsibilities for the operation and administration of the Plan among named fiduciaries; and
(2)designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities.
Such delegates may include, without limitation, any person or committee deemed appropriate for such delegation by the Plan Administrator or any agents or service providers retained in accordance with Section 5.1(c) above.
(e)Plan Procedures. The Plan Administrator (or its delegate) shall establish procedures for the administration of the Plan.

(f)Reports and Disclosures. The Plan Administrator (or its delegate) shall ensure compliance with all reporting, filing and disclosure requirements imposed on the Plan “administrator” by ERISA and any other applicable law.
(g)Other. The Plan Administrator (or its delegate) shall have the authority and discretion to perform or cause to be performed such further acts as it may deem necessary, appropriate or convenient for the efficient administration of the Plan.
(h)Actions Binding. Any action taken in good faith by the Plan Administrator (or its delegate) in the exercise of authority conferred by this Plan shall be conclusive and binding upon Covered Persons and their beneficiaries.
(i)Discretion is Absolute. All discretionary powers conferred upon the Plan Administrator (or its delegate) shall be absolute, provided, however, that the discretionary power shall not be exercised in a manner that results in discrimination in favor of Employees who are officers, shareholders or highly compensated Employees of the Company. Any interpretation of Plan provisions and any findings of fact, including eligibility to participate and eligibility for benefits, made by the Plan Administrator (or any delegate to whom the Administrator has allocated authority to make such interpretations and findings of fact) are final and will not be subject to “de novo” review unless shown to be arbitrary and capricious.
(j)References to Plan Administrator. Any provision of this document outside of this Section 5.1 that sets forth or addresses the duties and authority of the Plan Administrator shall, to the extent the Plan Administrator has delegated such duties and authority, also apply to the Plan Administrator’s delegate.
5.2DISPUTED BENEFITS.
(a)Claims and Appeals. The Plan Administrator has established a procedure for processing benefit claims and appeals. Such procedure is described in the summary plan description(s) listed in the Addendum as Governing Instruments and is incorporated into the Plan by reference.
(b)Suspension of Benefits. If the Plan Administrator is in doubt concerning the entitlement of any individual to any benefit claimed to be due under the Plan, the Plan Administrator may suspend any such benefit until the Plan Administrator has determined, based on objective evidence satisfactory to the Plan Administrator, whether the individual is entitled to such benefit.
(c)Legal Action. The Plan Administrator or the Plan Sponsor may file or cause to be filed in any court of competent jurisdiction an appropriate legal action or process in such form as is deemed appropriate, including an interpleader action or an action for declaratory judgment, for a legal determination of the entitlement of any individual to any benefit under the Plan. The Plan Administrator and the Plan Sponsor shall comply with any final order of the court in any such suit, subject to appellate review, and any Covered Person or other interested party shall be similarly bound.
(d)Exhaustion of Remedies. No individual may bring a civil action for benefits under the Plan unless such individual has exhausted the claims and appeals procedure established by the Plan Administrator and filed the civil action:

(1)With respect to a fully-insured plan benefit (i) within the time period specified in the applicable Governing Instrument or, if no such time period is specified, (ii) within three years from the date of the initial claim, or if earlier, one year from the date the individual receives a final adverse determination of the individual’s claim on review, as provided in the claims and appeal procedure.
(2)With respect to a self-insured plan benefit, within three years from the date of the initial claim, or if earlier, one year from the date the individual receives a final adverse determination of the individual’s claim on review, as provided in the claims and appeal procedure.
5.3MISCELLANEOUS.
(a)Plan Year. The Plan shall be administered with a plan year ending December 31 of each year.
(b)Records. The records of a Participating Employer and each other business relating to the Plan and all other relevant matters shall be conclusive for purposes of the administration of the Plan.
(c)Plan Expenses. The Plan may use plan assets to pay (i) reasonable expenses of administering the Plan and (ii) any other expenses permitted under the Code and ERISA. The Plan Sponsor and each Participating Employer reserves the right, in its discretion, to pay any such Plan expenses.
(d)Plan Administrator Expenses. No Company employee who performs administrative functions under the Plan shall receive any compensation for such service beyond compensation as an employee of the Company, but such employee shall be entitled to reimbursement from the Company for any reasonable expenses actually and properly incurred in the performance of such duties.
(e)Individuals Indemnified. To the extent permitted by applicable law, the Company hereby indemnifies any Company employee who carries out any responsibilities under the Plan, and holds them harmless from the effects, consequences, expenses, attorney fees and damages of their acts or conduct in such capacity, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith. Such indemnification shall be in addition to any other rights each may have as a matter of law, or by reason of any insurance or other indemnification.
(f)Subrogation and Recovery. The provisions regarding reimbursement/setoff and subrogation below shall apply to the Plan. However, if an insurance contract for a fully-insured benefit contains provisions for reimbursement/setoff and/or subrogation, the insurance contract provisions shall apply with respect to that fully-insured benefit.
(1)Application. This Section 5.3(f) applies when a Covered Person or such Covered Person’s legal representatives, estate or heirs (collectively referred to herein as the “Representatives” and individually as a “Representative”) recovers money or other property, by settlement, arbitration award, verdict, insurance proceeds or otherwise (referred to as a “Recovery”), related to an injury, sickness or other condition. A Covered Person or their Representative, upon claiming or accepting payment or the provision of benefits under the Plan, agrees to do whatever is necessary to fully secure and protect, and nothing to prejudice, the Plan’s right of subrogation, restitution, recovery or reimbursement as set forth herein. The Plan Administrator has the sole discretion to interpret and construe these provisions.
(2)Reimbursement/Setoff.
If the Covered Person or any Representative has made, or in the future may make, a Recovery, including but not limited to a Recovery from any insurance company, the Plan will not cover either the reasonable value of the services to treat such an injury or illness or the treatment of such an injury or illness. These benefits are specifically excluded.
However, if the Plan does advance payment or provides care for such an injury, sickness or other condition, or if the Plan pays other benefits in connection with such injury, sickness or other condition, the Plan shall have first priority in payment to any amounts the Covered Person recovers or that are recovered on their behalf regardless of whether the Recovery makes the Covered Person whole for their losses, whether any other amounts, including but not limited to, attorney’s fees or amounts due under this provision are considered or not. The priority applies to any rights the Covered Person or their Representative(s), including any attorney, may have to the Recovery. The Covered Person or their Representative(s) shall promptly convey monies or other property from any Recovery from any party received by the Covered Person or their Representative(s) to the Plan to reimburse the Plan for the amount of the benefits advanced or provided by the Plan to the Covered Person or for the Covered Person’s behalf. By way of further example, the types of payments covered include, but are not limited to payments related to uninsured and underinsured motorist coverage, any no-fault insurance, medical payment coverage (auto, homeowners or otherwise), workers’ compensation settlement, compromises or awards, other group insurance (including student plans), and direct Recoveries from liable parties. This amount of the reimbursement shall be conveyed, regardless of whether or not (i) the Covered Person was fully compensated, or “made-whole” for their loss; (ii) liability for payment is admitted by the Covered Person or any other party; or (iii) the recovery by the Covered Person or their Representative(s) is itemized or called anything other than a recovery for medical expenses incurred. The Plan, and the Covered Person’s participation in the Plan, includes the agreement that the Plan will have an equitable lien by agreement on any proceeds received by the Covered Person or their Representative as described in this provision.
In order to secure the rights of the Plan under this provision, and because of the Plan’s advancement of benefits, the Covered Person, by participating in the Plan (i) acknowledges the Plan shall have first priority against the proceeds of any such Recovery received by the Covered Person or their Representative(s); and (ii) assigns to the Plan any benefits the Covered Person may have under any automobile policy or other coverage, to the extent of the Plan’s claim for reimbursement. The Covered Person or their Representative(s) shall cooperate with the Plan and its agents, and shall sign and deliver such documents as the Plan or its agents reasonably request to protect the Plan’s right of reimbursement, provide any relevant information, and take such actions as the Plan or its agents reasonably request to assist the Plan making a full Recovery of the amount of the benefits provided. The Covered Person and their Representative(s) (i) agree not to take any action prejudicing the Plan’s rights of reimbursement and (ii) to consent to the right of the Plan, by and through its agent, to an equitable lien by agreement to, or to impress a constructive trust on, the proceeds of any settlement to enforce the Plan’s rights under this provision and/or to setoff from any future benefits otherwise payable under the Plan the value of benefits advanced under this provision to the extent not otherwise recovered by the Plan.
By accepting any benefits advanced by the Plan under this provision, the Covered Person and their Representative(s) acknowledges that any Recovery, including their claim to such proceeds held by another person, held by the Covered Person or by another, is being held for the benefit of the Plan under these provisions. Should the Covered Person or their Representative(s) fail to reimburse the Plan as required by this provision, the Plan shall have a right to offset future benefits otherwise payable under this Plan to the extent of the value of the benefits advanced under this provision to the extent not otherwise recovered by the Plan.
Although it is not obligated to, the Plan may, at the sole discretion of its fiduciaries or their delegates responsible for this issue, agree to reduce the amount it is owed by some or all of the legal fees and expenses the Covered Person or their Representative incurs. The Plan may only obligate itself to do so in a written agreement executed by or authorized by the Plan Administrator in writing. Neither the Covered Person nor any Representative shall incur any expenses on behalf of the Plan in pursuit of the Plan’s rights hereunder. Specifically, no court costs or attorney’ s fees may be deducted from the Plan’s Recovery without the express written consent of the Plan. Any so-called “Fund Doctrine” or “Common Fund Doctrine” or “Attorney’s Fund Doctrine,” or any similar doctrine shall not defeat this right.
In cases of occupational illness or injury, the Plan’s recovery rights shall apply to all sums recovered, regardless of whether the illness or injury is deemed compensable under any workers’ compensation or other coverage. Any award or compromise workers’ compensation settlement, including any lump-sum settlement, shall be deemed to include the Plan’s interest and the Plan shall be reimbursed in first priority from any such award or settlement.
The Plan shall recover the full amount of benefits advanced and paid hereunder, without regard to any claim or fault on the part of any of the Covered Person or the Covered Person’s beneficiaries, whether under comparative negligence or otherwise.
(3)Subrogation.
In addition to the reimbursement right in the above provision, the Plan also has an equitable right to subrogation based on the terms of the Plan if it so chooses to elect that right. This provision applies when instead of relying on, or solely relying on, the reimbursement provision, the Plan wishes to actively pursue a claim directly against another party who is, or who may be considered, liable for the Covered Person’s injury, sickness or other condition (including insurance carriers who are so financially liable) and the Plan has advanced or will advance benefits.
In consideration for the advancement of benefits, the Plan is subrogated to all of the Covered Person’s rights against any party for which the Plan would have a right of repayment if the Covered Person had received a Recovery from that party as described in the Reimbursement/Setoff provision above, to the extent of the value of the benefits advanced to the Covered Person under the Plan at any time. The

Plan may assert this right independently of the Covered Person. The Plan is not obligated in any way to pursue this right independently or on the Covered Person’s behalf, but may choose to pursue its rights to subrogation in lieu of or in addition to its right to reimbursement under the Plan, at its sole discretion.
The Covered Person or their Representative is obligated to cooperate with the Plan and its agents in order to protect the Plan’s subrogation rights. Cooperation means providing the Plan or its agents with any relevant information requested by them, signing and delivering such documents as the Plan or its agents reasonably request to secure the Plan’s subrogation claim, and obtaining the consent of the Plan or its agents before releasing any party from liability for payment of medical expenses.
If the Covered Person or their Representative enters into litigation or settlement negotiations regarding the obligations of other parties, they must not prejudice, in any way, the subrogation rights of the Plan under this provision. In the event they fail to cooperate with this provision, including executing any documents required herein, the Plan may, in addition to remedies provided elsewhere in the Plan and/or under the law, set off from any future benefits otherwise payable under the Plan the value of benefits advanced under this provision to the extent not recovered by the Plan.
The Plan's subrogation right is a first priority right and must be satisfied in full prior to any other claim of the Covered Person or any of their Representatives, regardless of whether the Covered Person is fully compensated for their damages. The costs of legal representation of the Plan in matters related to subrogation shall be borne solely by the Plan. The costs of the Covered Person’s or their Representative’s legal representation shall be borne solely by the Covered Person or their Representative and shall not be applied as a credit against any Recovery by the Plan except as the Plan elects to do so in writing in its sole discretion through the Plan Administrator. As with the Reimbursement/Setoff provision above, the so-called “Make-Whole,” “Fund Doctrine,” “Common Fund Doctrine,” or “Attorney's Fund Doctrine,” or any similar doctrine, shall not apply to any Recovery at issue under this provision.
The Plan or its delegate, on behalf of the Plan, may choose to exercise its right to reimbursement/setoff, subrogation or both.
(4)Covered Person’s Obligations. The Covered Person or their Representative must:
(i)Promptly notify the Plan when notice is given to any third party to pursue a claim for injuries, illnesses or conditions that may be the legal responsibility of a third party;
(ii)Cooperate with the Plan to protect rights to reimbursement and subrogation, including, signing and delivering, within thirty (30) days of a reasonable request to do so, or sooner if required by emergent circumstances, any documents needed to secure a subrogation claim, to protect rights to reimbursement, or to effect the assignment or lien described in the provisions above;
(iii)Provide any relevant information;
(iv)Get the consent of the Plan Administrator before releasing any party from liability for payment of medical expenses;

(v) Take such other actions as may be needed to assist in making a full recovery of the cost of all benefits provided; and
(vi)Not take any action that prejudices the Plan’s rights to reimbursement/setoff or subrogation, including but not limited to making any settlement or recovery which specifically attempts to reduce or exclude the full cost of benefits provided by this Plan.
(5)Consequence of Failure to Comply. If the Covered Person or their Representative fails to comply with the requirements of these Reimbursement/Setoff and/or Subrogation provisions, the Covered Person or their Representative shall be responsible for all benefits provided by this Plan in addition to costs, attorneys’ fees, and interest incurred by the Plan in getting repayment. The Covered Person’s future benefits may be reduced or withheld to recover monies owed to the Plan.

ARTICLE VI
HIPAA PRIVACY AND SECURITY
6.1GENERAL REQUIREMENTS.
(a)Definitions.
(1)Business Associate. For purposes of this Article, the term "Business Associate" means a person or entity providing services to the Plan pursuant to a written agreement, and as further defined in 45 CFR § 160.103.
(2)PHI (Protected Health Information). For purposes of this Article, the term “PHI”, which is an acronym for “Protected Health Information”, has the meaning given to it in 45 CFR § 160.103, but shall be limited to information that is created or received by the Plan, or a Business Associate of the Plan, that (i) relates to the past, present, or future physical or mental health or condition of an individual covered under the Plan, the provision of health care to such an individual, or the past, present, or future payment for the provision of health care to such an individual and (ii) identifies the individual or for which there is a reasonable basis to believe the information can be used to identify such individual. For the avoidance of doubt, PHI does not include payroll records or enrollment records held by a Participating Employer.
(3)Plan. As used in this Article, references to the "Plan" shall include the Plan Sponsor or Plan Administrator, as appropriate, acting on behalf of the Plan.
(4)Plan Administration Functions. For purposes of this Article, the term "Plan Administration Functions" means administration functions performed by the Plan Sponsor on behalf of the Plan, excluding functions performed by the Plan Sponsor in connection with any other benefit or benefit plan of the Plan Sponsor, as further defined in 45 CFR § 164.504.
(g)Use and Disclosure of PHI. The Plan shall use and disclose PHI in accordance with the uses and disclosures permitted by HIPAA. The Plan may disclose PHI to the Plan Sponsor to perform Plan Administration Functions which the Plan Sponsor performs for the Plan, provided the Plan and Plan Sponsor meet the written certification requirements in Section 6.2.
(h)Hybrid Entity Designation. The Plan is a “hybrid entity,” i.e., a single legal entity with both covered and non-covered functions under HIPAA. The Plan hereby designates the Plan Benefits that constitute “Health Plans,” as that term is defined under 45 CFR § 160.103, as the Plan's “health care components,” which components must comply with the requirements of HIPAA.
6.2DISCLOSURE TO PLAN SPONSOR.
(a)Certification of Plan Sponsor. The Plan shall disclose PHI to the Plan Sponsor only upon the receipt of a certification by the Plan Sponsor that the Plan has been amended to incorporate the provisions of 45 CFR § 164.504(f)(2)(ii), and that the Plan Sponsor agrees to the conditions of disclosure set forth in Section 6.2(b).

(b)Conditions of Disclosure to Plan Sponsor. With respect to any PHI disclosed to the Plan Sponsor by the Plan, an insurer, health maintenance organization ("HMO"), or any third party, the Plan Sponsor shall:
(1)Not use or further disclose the PHI other than as permitted or required by the Plan documents, or as required by law;
(2)Ensure that any agents to which it provides PHI received from the Plan, agree to the same restrictions and conditions that apply to the Plan Sponsor with respect to such PHI;
(3)Not use or disclose the PHI for employment-related actions and decisions, or in connection with any other benefit or employee benefit plan of the Plan Sponsor;
(4)Report to the Plan any use or disclosure of the PHI that is inconsistent with the uses or disclosures permitted by the Plan, of which it becomes aware;
(5)Make available to individuals who request access to the individual's PHI, such information as may be requested, to the extent provided by 45 CFR § 164.524;
(6)Amend PHI of individuals who request an amendment to the individual's PHI, and incorporate any amendments to the individual's PHI, subject to the limits in 45 CFR §164.526;
(7)Make available to individuals who request an accounting of disclosures of the individual's PHI, the information required to provide an accounting of disclosures in accordance with 45 CFR §164.528;
(8)Make its internal practices, books, and records, relating to the use and disclosure of PHI received from the Plan, available to the Secretary of Health and Human Services for purposes of determining compliance by the Plan with HIPAA;
(9)If feasible, return or destroy all PHI received from the Plan that the Plan Sponsor maintains in any form, and retain no copies of such information, when no longer needed for the purpose for which the disclosure was made, except that, if such return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction of the information not feasible; and
(10)Ensure that the adequate separation between Plan and the Plan Sponsor, required by 45 CFR § 164.504(f)(2)(iii), is satisfied and that terms set forth in this Section are followed.
(c)Adequate Separation Between Plan and Sponsor. The Plan Sponsor shall allow only Authorized Employees access to the PHI. Authorized Employees shall have access to, and use such PHI, only to the extent necessary to perform the Plan Administration Functions that the Plan Sponsor performs for the Plan. In the event that any Authorized Employee does not comply with the provisions of this Section, the Plan Sponsor shall provide a mechanism for resolving issues of noncompliance, including disciplinary sanctions.
(d)Authorized Employees. For purposes of this Article, the term "Authorized Employees" means employees whose job duties relating to the Plan require PHI, including the HIPAA

Privacy and Security Officer, the Plan Administrator, the Chief Human Resources Officer, benefits department personnel, certain human resources personnel, in-house counsel, and others such as payroll department and information technology department personnel whose duties may require or necessarily provide incidental access to PHI.
(e)Other Permitted Uses and Disclosures. Without regard to the foregoing provisions of this Section, the Plan shall also disclose to the Plan Sponsor in accordance with HIPAA any other information permitted by HIPAA, including but not limited to information disclosed pursuant to a written authorization from an individual to disclose PHI to the Plan Sponsor (provided that such authorization must satisfy the requirements of 45 CFR § 164.508), summary health information as provided in 45 CFR § 164.504(f)(1)(ii), and participation and enrollment information as provided in 45 CFR § 164.504(f)(1)(iii).
(f)Compliance with HIPAA. Notwithstanding any other provision of the Plan to the contrary, in no event shall the Plan Sponsor use or disclose PHI in a manner that is inconsistent with HIPAA.
6.3SECURITY PROVISIONS.
(a)ePHI (Electronic Protected Health Information). For purposes of this Section, the term “ePHI”, which is an acronym for “Electronic Protected Health Information”, means Protected Health Information that is transmitted by or maintained in electronic media.
(b)Safeguards. The Plan Sponsor shall implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the ePHI that it creates, receives, maintains, or transmits on behalf of the Plan in accordance with 45 CFR § 164.314(b)(2)(i).
(1)Agents. The Plan Sponsor shall ensure that any agent to whom it provides ePHI agrees to implement reasonable and appropriate security measures to protect the ePHI.
(c)Security Incidents. The Plan Sponsor shall report to the Plan any security incident of which it becomes aware. For purposes of this Section, a security incident is the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information in an information system, and as further defined in 45 CFR § 164.304.
(d)Security Measures for Adequate Separation. The Plan Sponsor shall ensure that the adequate separation required by Section 6.2(c) is supported by reasonable and appropriate security measures.

ARTICLE VII
PLAN AMENDMENT AND TERMINATION
7.1PLAN AMENDMENT.
(a)General Authority and Method.
(1)The CPCC, acting in a settlor capacity not in a fiduciary capacity, shall have the full and absolute right to amend or change the Plan in whole or in part at any time and for any reason.
(2)Except as set forth below with respect to non-material amendments, the Plan must be amended through a formal amendment to this document or through a formal resolution directing the amendment of this document in order to effect a material amendment to this Plan, which must be in writing and executed by the CPCC or an individual or committee delegated amendment authority by the CPCC.
(b)Non-material Amendments. Notwithstanding the foregoing, the Company’s most senior executive responsible for human resources matters (“CHRO”) shall have settlor authority to approve and adopt non-material, technical, legal, and/or administrative amendments to the Plan and shall notify the CPCC of all amendments adopted under this provision. For this purpose, “legal” amendments are amendments necessary to ensure legal compliance, as determined by the CHRO. Such amendments shall be adopted through a formal amendment to this document, which must be in writing and executed by the CHRO or an individual or committee delegated amendment authority by the CHRO.
(c)Amendment of Governing Instruments. Once a formal plan amendment adopted under Section 7.1(a) or (b) has approved the inclusion of a Governing Instrument in the Addendum, the CHRO shall have settlor authority to approve and adopt non-material, technical, legal, and/or administrative amendments to the Governing Instrument. Such amendments may be approved by the CHRO, or an individual or committee delegated amendment authority by the CHRO, without need for any formal corporate approval or further amendment to this document.
7.2PLAN TERMINATION.
(a)Authority. The CPCC, acting in a settlor capacity not in a fiduciary capacity, shall have the right to terminate the Plan at any time and for any reason. For avoidance of doubt, the elimination of a Plan Benefit shall be deemed an amendment to the Plan rather than a termination or partial termination of the Plan.
(b)Method. Any termination of the Plan must be done in writing through a resolution of the CPCC.
(c)Plan Benefit Disposition. Upon termination of the Plan, the Plan Administrator shall determine the provision of benefits under the Plan and the disposition of any Plan assets. A termination of the Plan shall not affect the right of any Covered Person to benefits that accrued prior to the date of termination.

ARTICLE VIII
MISCELLANEOUS
8.1APPLICABLE LAW.
(a)ERISA. The Plan shall be governed by ERISA and all other applicable laws that are not preempted by ERISA.
(b)State Law. Except as required by ERISA or any other applicable law, the validity, construction and administration of the Plan shall be determined under the laws of the state of Washington.
(c)Forum Selection. Except as set forth in Section 8.1(d), any action brought to enforce any claim to obtain any benefit under the Plan will be litigated in Washington state court or the United States District Court for the Western District of Washington and no other.
(d)Dispute Resolution. Any disputes related to this Plan other than claims for benefits subject to the provisions of Section 5.2 shall be resolved through mutually binding arbitration as outlined in Nordstrom’s Dispute Resolution Program the terms of which are incorporated by reference into this Plan.
8.2CONSTRUCTION.
(a)Plan Provisions. All Section and Article references are to the Plan, unless otherwise indicated. Except where otherwise indicated by the context, the definition of any terms herein in the singular shall also include the plural, and vice versa. Except with respect to defined terms, the headings of the various articles and Sections are inserted for convenience of reference and are not to be regarded as part of the Plan or as indicating or controlling the meaning or construction of any provision.
(b)Entire Plan. The Plan and any subsequent amendments shall constitute the entire Plan. No contrary written or oral statement regarding the Plan may be relied upon by any Covered Person or any other individual.
(c)Severability. If any term or provision of the Plan is held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remaining terms and provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.
8.3LIABILITIES; RIGHTS.
(a)Limitation of Liability. The liability of the Plan Administrator shall be limited to the obligations expressly set forth in the Plan. The Plan shall not be construed to impose any further or additional duties, obligations or costs on the Plan Administrator, or any Company employee authorized to act on behalf of the Plan Administrator, unless expressly set forth hereunder.
(b)Limitation of Rights. Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Covered Person or any other person any legal or equitable right against the Company, the Plan, or the Plan Administrator, except as provided herein.

(c)Third Parties. The Plan shall not be construed to give any person other than Covered Persons any rights or remedies under the Plan.
(d)Waiver of Rights. No failure by the Plan Sponsor or Plan Administrator to enforce any provision of the Plan will affect the Plan Sponsor’s or Plan Administrator’s right thereafter to enforce the provision, nor will that failure affect the Plan Sponsor’s or Plan Administrator’s right to enforce any other provision of the Plan.
8.4EMPLOYMENT MATTERS.
(a)No Contract of Employment. The Plan does not constitute a contract of employment. A Participant’s participation in the Plan shall not give the Participant any right to be retained in the service of any Participating Employer. Each Participating Employer expressly retains the right to hire and terminate any employee or Participant at any time with or without cause, with or without notice, as if the Plan had not been adopted.
(b)Plan Binding. A Covered Person, by participating in and accepting the benefits of the Plan, shall be bound then and thereafter by the terms of the Plan, as it may be amended from time to time.
(c)Reclassification. In the event that any governmental or administrative agency, court or other authoritative body requires an Employer to reclassify the employment or eligibility status of any individual who is excluded from participation under the Plan (including therefore a reclassification of an excluded employee or an independent contractor to become a common law employee), regardless if agreed to by the Employer, such reclassified individual nevertheless shall not be considered an Employee, Eligible Retiree, or otherwise eligible for the Plan and, therefore, shall not be entitled to benefits under the Plan as a result thereof.
(d)Forms, Proofs. Each Covered Person shall be required to complete such administrative forms and furnish such documentation (e.g., proof of age) as deemed necessary and appropriate by the Plan Administrator.
8.5SECTION 409A COMPLIANCE.
(a)General. To the extent required to comply with Section 409A of the Code, any taxable benefits provided under the Plan shall be subject to the following provisions.
(1)The amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; provided, however, that the Plan may impose a lifetime maximum on benefits provided under Section 105(b) of the Code to the extent otherwise permitted under applicable law.
(2)Except as provided in Section 8.5(b), the reimbursement of the eligible expense must be made no later than the last day of the calendar year following the calendar year in which the expense was incurred.
(3)The right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(b)Disputed Payments. To the extent that the Plan Administrator initially denies a claim, but the Plan ultimately provides a benefit pursuant to the resolution of the applicable claims and appeals procedures or as a result of a lawsuit, payment for such benefit will be made no later than the later of (a) the end of the first calendar year in which either the Plan determines that the amount is payable or the Plan is required to make payment under a final and non-appealable judgment or other binding decision or (b) the latest date permitted under Section 8.5(a).

EXECUTION

IN WITNESS WHEREOF, Nordstrom, Inc. has hereunto caused its name to be subscribed effective as of the 23rd of August, 2024.

NORDSTROM, INC.
/s/ Lisa Price
By: Lisa Price
Its: Chief Human Resources Officer

NORDSTROM RETIREE HEALTH PLAN
(August 21, 2024 Restatement)

ADDENDUM: PLAN BENEFIT SCHEDULE

1. MEDICAL BENEFITS

Plan Benefit (Sections 1.1, 2.10)	•Description: Insured major medical and prescription drug benefits •Legal Status: A “group health plan” under Code §5000, ERISA, COBRA, HIPAA An “accident and health plan” under Code §105
Governing Instrument(s)
•Nordstrom Summary Plan Description: Health Benefits and Administrative Information chapters
•Aetna Life Insurance Co. Policy and associated Certificates of Coverage and Schedules of Benefits for the Aetna PPO and CDHP Plans
•Aetna Life Insurance Co. Policy and associated Certificate of Coverage and Schedule of Benefits for the applicable Aetna Medicare Advantage Plan

Participating Employer(s)	•Nordstrom, Inc.
Applicable Trust	None

2. DENTAL BENEFITS

Plan Benefit	•Description: Insured dental benefits •Legal Status: A “group health plan” under Code §5000, ERISA, COBRA, HIPAA An “accident and health plan” under Code §105
Governing Instrument(s)
•Nordstrom Summary Plan Description: Health Benefits and Administrative Information chapters
•Aetna Life Insurance Co. Policy and associated Certificate of Coverage and Schedule of Benefits for the Aetna PPO Dental Plan

Participating Employer(s)	•Nordstrom, Inc.
Applicable Trust	None

Dated: August 21, 2024

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